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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 22, 2000

                           EDGE TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      0-20995                   13-3778895
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

              901 Yamato Road, Suite 175, Boca Raton, Florida 33431
                    (Address of principal executive offices)

                                 (561) 750-7559
              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On September 22, 2000, Edge Technology Group, Inc., formerly Visual Edge Systems, Inc. ("Edge"), completed the investment transaction with Hencie, Inc. previously disclosed in Edge's Form 8-K filed with the Securities and Exchange Commission on July 17, 2000. Edge has invested $1.4 million in Hencie in the form of a senior subordinated convertible note payable by Hencie. The funds for this investment primarily were derived from the sale of Edge's common stock in private transactions. Edge has agreed to invest an additional $1.4 million in the form of Hencie's Series A Preferred Stock upon the note's conversion into Series A Preferred Stock, which will occur at the option of Edge. Also, Edge has the option to purchase an additional $700,000 of Series A Preferred Stock, which would result in a total investment by Edge into Hencie of $3.5 million. The funds from this financing will be used to expand Hencie's business model to open new offices, market its Enterprise Plug-in(TM) products, add new product lines and launch innovative service offerings. Under the terms of the transaction, Pierre Koshakji, Chief Executive Officer and President of Edge, will serve on the Board of Directors of Hencie and Adil Khan, President and Chief Executive Officer of Hencie, will serve on Edge's Board of Advisors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS

         10.1 Investment Agreement by and among Hencie, Inc., Adil Khan and Edge Technology Group, Inc., with Exhibits 1, 4 and 5 attached.

         10.2 Senior Subordinated Convertible Unsecured Promissory Note signed by Hencie, Inc. for the benefit of Edge Technology Group, Inc.

         99.1     Press Release dated September 25, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EDGE TECHNOLOGY GROUP, INC.
                                        (Registrant)

Date: October 6, 2000
                                        By:        /s/ Pierre Koshakji
                                           -------------------------------------
                                           Pierre Koshakji
                                           Chief Executive Officer and President


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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
10.1           Investment Agreement by and among Hencie, Inc., Adil Khan and
               Edge Technology Group, Inc., with Exhibits 1, 4 and 5 attached.

10.2 Senior Subordinated Convertible Unsecured Promissory Note signed by Hencie, Inc. for the benefit of Edge Technology Group, Inc.

99.1           Press Release dated September 25, 2000.